UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2012

CNO Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana 46032
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (317) 817-6100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On September 4, 2012, CNO Financial Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission (the “SEC”) regarding a comprehensive plan designed to enhance its capital structure and financial flexibility, including the repurchase of approximately $200 million in aggregate principal amount of the Company's 7.0% Convertible Senior Debentures due 2016 (the “Convertible Debentures”). On September 10, 2012, the Company filed a Current Report on Form 8-K/A (“Amendment No. 1”) with the SEC to supplement the disclosure provided in the Original Filing to disclose the subsequent determination of the purchase price for the Convertible Debentures to be repurchased pursuant to the formula set forth in the related Debenture Repurchase Agreement and to file such Debenture Repurchase Agreement as an exhibit.
This Current Report on Form 8-K/A (“Amendment No. 2”) amends and supplements the disclosure originally furnished under Item 7.01 of the Original Filing (by reference to the press release incorporated therein) in order to update the statement regarding the Company's expectations as to certain charges expected to be recorded in regard to the comprehensive plan that have been revised to reflect the subsequently determined purchase price for the Convertible Debentures (based on an actual $9.57 per share reference stock price calculated following the agreed-upon averaging period, rather than an assumed $8.90 per share reference stock price). Except for the foregoing, this Amendment No. 2 does not modify or update any other disclosure contained in the Original Filing, and this Amendment No. 2 should be read in connection with the Original Filing, as supplemented by Amendment No. 1.
Item 8.01.    Other Events.
In connection with the recapitalization transactions announced on September 4, 2012, the Company expects to record a one-time charge of approximately $178 million (rather than the $161 million charge originally estimated based on the assumed reference stock price) in the third quarter of 2012, consisting of costs associated with repurchasing a portion of its outstanding Convertible Debentures, a redemption premium on the 9.0% Senior Secured Notes due 2018 and the write-off of unamortized discount and issuance costs. In addition, shareholders' equity is expected to be further reduced by $24 million (rather than the $20 million reduction originally estimated based on the assumed reference stock price) related to the estimated cost of extinguishing the beneficial conversion feature related to the $200 million aggregate principal amount of Convertible Debentures.
CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this current report (including the exhibits and attachments hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company's filings with the SEC. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: September 11, 2012
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

3